EXHIBIT 4.2

                 Asset Purchase agreement Dated December 5, 1964

                   Certification of Assets Purchase Agreement

      The undersigned, Secretaries of MILLS MUSIC, INC., a Delaware corporation, UTILITIES & INDUSTRIES MANAGEMENT CORP. and MILLS LIQUIDATING CORPORATION (formerly Mills Music, Inc.), a New York corporation, respectively, do hereby certify that the document annexed hereto is a true and correct copy of the agreement dated December 5, 1964, with exhibits, by and among our respective Corporations, providing, among other things, for the purchase by Mills Music, Inc. of all the assets of Mills Liquidating Corporation.

Dated: February 9, 1965

                                                  /s/ Bernard D. Fischman
                                                  ------------------------------
                                                       Bernard D. Fischman,
                                                  Assistant Secretary of Mills
                                                          Music, Inc.
[Corporate Seal]

                                                  /s/ Bernard D. Fischman
                                                  ------------------------------
                                                     Bernard D. Fischman,
                                                   Secretary of Utilities &
                                                  Industries Management Corp.
[Corporate Seal]

                                                  /s/ C. B. Myers
                                                  -----------------------------
                                                             C. B. Myers,
                                                  Secretary of Mills Liquidating
                                                            Corporation
[Corporate Seal]

      AGREEMENT made this 5th day of December, 1964 by and among MILLS MUSIC, INC., a Delaware corporation ("New Mills"); UTILITIES & INDUSTRIES MANAGEMENT CORP. ("Management Corp."); and MILLS MUSIC, INC., a New York corporation ("Old Mills").

1. Sale of Assets

      Old Mills does hereby sell to New Mills and New Mills does hereby purchase from Old Mills the entire business and assets of Old Mills upon the following terms and conditions:

      (a) Paper Business. For all of the assets of Old Mills other than the Old Mills copyrights (as defined in subparagraph 1(b) hereof), including but not limited to the assets of Old Mills and its interest in those organizations and entities listed in Exhibit A hereto (the "Affiliated Companies") involved in music publishing, New Mills will concurrently herewith:

            (i)  Pay to Old Mills $400,000 in cash;

            (ii) Assume all of the liabilities and obligations of Old Mills:

      (b) Old Mills Copyrights. For the copyrights and licensing agreements under such copyrights of Old Mills and of the Affiliated Companies, including rights to unpublished music (the "Old Mills Copyrights"), New Mills will pay Old Mills a quarterly contingent payment (the "Contingent Portion") computed in the following manner for each such quarterly period:

            (i) Except as provided in subparagraphs 1(b)(ii) and (iii) hereof, the Contingent Portion shall be an amount equal to the excess, if any, of the gross royalty income from the exploitation of the Old Mills Copyrights and from the renewals of such copyrights if now held or hereafter acquired by New Mills, the Affiliated Companies and any subsidiaries or affiliated companies of New Mills or the Affiliated Companies (the "Related Companies") and their successors or assigns, and licensing agreements under such copyrights and renewals, whether such income shall be received by New Mills or the Affiliated Companies or any other party or parties whatsoever, over the sum of:

                  (A) The greater of:

                        (x) 25 percent of such gross royalty income: or

                        (y) $87,500 or 30 percent of such gross royalty income,
                            whichever is less.

                  (B) Royalties related to such gross royalty income which are required to be paid to composers, authors and others.

            (ii) Except as provided in subparagraph 1(b)(iii) hereof, if the sum computed under subparagraph 1(b)(i) hereof shall be less than $167,500, then the Contingent Portion shall be the excess, if any, for such quarterly period (but not more than $167,500) of the gross royalty income of New Mills, the Affiliated Companies, and the Related Companies and their successors and assigns from exploration of all Old Mills Copyrights and all other music copyright acquired or originated by New Mills, the Affiliated Companies and the related, Companies, and licensing agreements under such copyrights (including. the Old Mills Copyrights and renewals thereof) during such quarterly period over the sum of:

                  (A) The greater of:

                        (x) 25 percent of such gross royalty income or

                        (y) $87,500 or 30 percent of such gross royalty income,
                            whichever is less.

                  (B) Royalties related to such gross royalty income which are required to be paid to composers, authors and others.

            (iii) For the purposes of computations of the Contingent Portions with respect to calendar year 2010 and all succeeding calendar years:

                  (A) Such computations shall be made without regard to the provisions of subparagraph 1(b)(ii) hereof; and

                  (B) The amount to be taken into account under subparagraph 1(b)(i)(A) hereof shall be 25 percent of gross royalty income without regard to whether such amount is greater or less than $87,500.

      (c) Gross Royalty Income. In computing gross royalty income:

            (i) For purposes of subparagraphs 1(b)(i) and (ii) hereof:

                  (A) Royalty income from foreign affiliates will be included only to the extent remitted to the United States under applicable license agreements. For the purpose of this subparagraph 1(c)(i)(A), Mills Music of Canada, Ltd. shall not be deemed a foreign affiliate.

                  (B) Royalty income received from any Old Mills Copyright that shall be renewed will be included only to the extent that such royalty income, after payments of royalties related to gross royalty income which are required to be paid to composers, authors and others with respect to such copyright exceeds the amount paid, or to be paid, if any, for such renewal.

                  (C) Income received by reason of the sale of published music by New Mills or by others or from the so-called educational business now conducted by Old Mills or by any of the Affiliated Companies shall not be included; and

                  (D) Royalty income received from the American Society of Composers, Authors & Publishers ("ASCAP") within, or not more than more than forty-five (45) days after the close of a calendar quarter representing royalties computed by ASCAP with respect to such calendar quarter shall be deemed to have been received during such calendar quarter.

            (ii) Royalty income received from new arrangements of musical compositions or lyrics included in the Old Mills Copyrights or from the use of new lyrics with musical compositions included in the Old Mills Copyrights shall be included in gross royalty income for purposes of subparagraph 1(b)(i) hereof.

            (iii) For purposes of subparagraph 1(b)(ii) hereof:

                  (A) Royalty income received from any copyrights hereafter purchased by New Mills, by any of the Affiliated Companies, by any of the Related Companies or by their successors or assigns will be included only to the extent that such royality income, after payments of royalties related to gross royalty income which are required to be paid to composers, authors and others with respect to such copyrights, exceeds 150 percent of the amount paid, or to be paid, for such copyrights.

                  (B) Royalty income received from any copyrights renewed by New Mills, by any of the Affiliated Companies, by any of the Related Companies or by their successors or assigns will be included only to the extent that such royalty income, after payments of royalties related to gross royalty income which are required to be paid to composers, authors and others with respect to all such copyrights, exceeds the amount paid, or to be paid, if any, for such renewals.

      (d) Percentage Under Subparagraph 1(b)(i)(A)(x).

          For any quarterly period for which the amount of the Contingent Portion payable to Old Mills would exceed $250,000 but for the provisions of this subparagraph, there shall be substituted for the percentage specified in subparagraph 1(b)(i)(A)(x) hereof the percentages, for the applicable brackets only, determined in accordance with the following table:

  Gross Royalty Income                           Applicable Percentages
   as Computed under                                 under subsection
   subsection 1(b)(i)                                  1(b)(i)(A)(x)
-------------------------                        ----------------------
Less than $500,000                                        25.0%
$500,000 up to $700,000                                   27.5
$700,000 up to $900,000                                   30.0
$900,000 up to $1,250,000                                 32.5
In excess of $1,250,000                                   35.0

      (e) Adjustments to Minimum. The minimum dollar amount deter mined under subparagraph 1(b)(i)(A)(y) or 1(b)(ii)(A)(y), as the case may be, shall be adjusted annually, commencing with computations with respect to the calendar year 1974, to reflect changes in the average weekly earnings of employees in printing, publishing and allied industries, as set forth in the Survey of Current Business published by the United States Department of Commerce (the "Index"), or if such Index shall be discontinued or shall establish different categories, then as determined by such other index published by the United States Government as shall be most closely comparable. Commencing with the computations with respect to the calendar year 1974, the minimum dollar amount determined under such subparagraphs shall be redetermined for each year to be that amount which bears the same ratio to $87,500 as the average weekly earnings of such employees during December of the preceding year shall bear to the average weekly earnings during December, 1964, as set forth in the Index.

      (f) Payment Dates.

          The first Contingent Portion will be paid on March 1, 1965 for a pro rata portion of the period from October 1 through December 31, 1964 commencing with the date of this agreement. Thereafter, Contingent Portions will be paid on the first day of June, September, December and March for the quarterly periods respectively ending on the last days of the preceding March, june, September and December. If on any payment date the royalties required to be paid to composers, authors and others, referred to in subparagraphs 1(b)(i)(B) and 1(b)(ii)(B), have not been finally determined the computation of the Contingent Portion shall be made on the basis of estimated royalties so required to be paid, and adjusted in subsequent Contingent Portions in the light of such royalty payments as finally determined. The obligation to pay Contingent Portions will terminate on the last day of the year in which the last Old Mills Copyright, or a renewal thereof, expires and cannot be renewed.

      (g) Right of Inspection. Upon reasonable notice Old Mills may inspect all books, records and documents of New Mills relating to the computation of any Contingent Portion.

2. Guarantee of Performance and Net Worth and Liabilities Undertaking

      (a) Guarantee of Performance. Management Corp. hereby guarantees the performance by New Mills of all of its obligations under this Agreement for a period of nine years from the date hereof, including, but not limited to, its obligation to make payment to Old Mills of the Contingent Portions whenever due under the terms of this Agreement.

      (b) Net Worth and Liabilities Undertaking. Management Corp, agrees that, at all times during the period referred to in paragraph 2(a), it will maintain Net Worth at an amount not less than $4,000,000 and will not incur or permit to exist Liabilities at any time outstanding in excess of three (3) times the Net Worth. For purposes hereof, the term "Net Worth shall mean the excess of the aggregate amount of all items properly includible in assets over the aggregate amount of all items (other than capital and surplus) properly includible in liabilities, in each case on a balance sheet of Management Corp. as of the time in question in accordance with generally accepted accounting principles consistently applied; and the term "Liabilities' shall mean the aggregate amount of all items (other than capital and surplus) which would be properly includible in liabilities on a balance sheet of Management Corp. as of the time in question in accordance with generally accepted accounting principles consistently applied.

3. Delivery of Documents Concurrently Herewith:

      The following checks and documents have been delivered concurrently herewith:

      (a) Documents delivered by Old Mills. Old Mills has delivered to New
Mills.

            (i) A bill of sale in the form annexed hereto as Exhibit B for all of the business and assets of every nature, kind and description of Old Mills.

            (ii) Employment agreements between New Mills and (A) Jack Mills, Irving Mills and Samuel J. Buzzell (the "Stockholders") in the form annexed hereto as Exhibits C-1, C-2 and C-3 and (B) Martin Mills, Stanley Mills, Richard Mills, Sidney Mills and Paul Mills, each in the form annexed hereto as Exhibit C-4.

            (iii) A letter agreement executed by the Stockholders in the form annexed hereto as Exhibit D.

            (iv) Stock certificates representing unencumbered ownership of all of the outstanding shares and rights to shares of all United States and Canadian Affiliated Companies (other than shares marked on Exhibit 1 to Exhibit D hereto as not being included in the contemplated sale) properly endorsed for transfer, and with signatures guaranteed by Murry C. Becker, Albert A. DeStefano or Max Fink.

            (v) An opinion of Samuel J. Buzzell in the form annexed hereto as Exhibit E.

            (vi) Certified copies of resolutions of the board of directors and of the stockholders of Old Mills authorizing the transaction provided for herein.

      (b) Documents Delivered by New Mills. New Mills has delivered to Old
Mills:

            (i) A certified check of New Mills for $400,000 drawn to the order of Old Mills on a commercial bank having an office in New York City.

            (ii) A certificate evidencing the assumption by New Mills of all of the liabilities and obligations of Old Mills in the form annexed hereto as Exhibit F.

            (iii) Certified copies of resolutions of the boards of directors of New Mills and Management Corp. authorizing the transaction provided for herein.

4. Events After Execution.

      After the execution hereof:

      (a) Change of Name. Old Mills will forthwith change its name to "Mills Liquidating Corporation".

      (b) payments to Employees. For the purpose of rewarding former and present employees of Old Mills and of its related and affiliated companies, excluding officers and directors thereof, for loyal and devoted service, New Mills will pay to such employees or expend to or for their benefit or the benefit of their heirs, at law, sums totalling $100,000; provided, however, that no such payment shall be made until (a) New Mills shall consult with the Stockholders for the purpose of adopting a mutually acceptable plan with respect thereto; and (b) such plan or such payment is approved by the Stockholders. In the event that one year from the date hereof New Mills and the Stockholders shall not have agreed upon such plan with respect to such payments or any portion thereof, the manner and method of payments and the plan intended with respect thereto will be submitted for determination to a third person to be selected by mutual agreement, or, if no such person shall have been selected within thirteen (13) months after the date hereof, to a person designated by the then President of The

Association of the Bar of the City of New York. Payments will thereafter be made in accordance with the determination of such person, whose decision shall be final.

      (c) Confirmation of General Releases. The board of directors of each of the Affiliated Companies which is a party to any general release executed pursuant to subparagraph 1(d) of Exhibit D hereto, as such board is constituted following the effectiveness of the resignation of all of the Stockholdees and the election of the successor directors, will ratify and confirm the action of each such Affiliated Company in executing and delivering such release.

      (d) Additional Documents. Old Mills will at any time execute and deliver to New Mills promptly upon request any documents which it may reasonably request to effectuate or confirm the purposes herein contemplated.

      (e) Best Efforts. New Mills and the Affiliated Companies will use their best efforts to promote and exploit the Old Mills Copyrights and renewals thereof, to collect all royalties, domestic and foreign, which shall become payable with respect thereto and to cause foreign royalties to be remitted to the United States.

5. Waiver of Equitable Relief.

      Management Corp, and New Mills shall be limited in the remedy available to them for any breach of any representation, warranty or agreement contained in this agreement or the letter agreement annexed as Exhibit D hereto to money damages and expressly waive any right to rescission or other equitable relief.

6. Miscellaneous.

      (a) Notices. Any notices to be given hereunder shall be in writing and delivered by hand or sent by registered or certified mail, return receipt requested, and shall be deemed given twenty-four (24) hours after being deposited in the United States Mail--air mail if mailed more than 500 miles from the address to which sent. Any such notice shall be sent to:

                  Mills Music, Inc., a Delaware corporation
                  c/o Utilities & Industries Management Corp.
                  425 Park Avenue
                  New York, N. Y.

                  Utilities & Industries Management Corp.
                  425 Park Avenue
                  New York, N. Y.

                  Mills Music, Inc., a New York corporation
                  1619 Broadway
                  New York, N. Y. 10019

or to such other address as any such party may designate by notice given pursuant to this agreement.

      (b) Significance of Titles. Titles given to paragraphs and to subparagraphs hereunder are for general information only and shall not influence the construction of the language of this agreement.

      (c) Counterparts. This agreement may be executed in several counterparts all of which, taken together, shall constitute the agreement of the parties.

      (d) Law as to Construction. This agreement has been delivered in the State of New York. The parties agree that it is a New York contract and all of its provisions shall be construed under New York law.

      (e) Assignability. This agreement shall bind and benefit the parties hereto, and their successors and assigns.

      (f) Full and Complete Agreement. This agreement constitutes the full and complete agreement between the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.

                               MILLS MUSIC, INC., a Delaware corporation
                                  (Buyer)

                               By /s/
                               ---------------------------------------------

                               UTILITIES & INDUSTRIES MANAGEMENT CORP.

                               By /s/
                               ---------------------------------------------

                               MILLS MUSIC, INC., a New York corporation
                                  (Seller)

                               By /s/ Jack Mills
                               ---------------------------------------------

                                                                       EXHIBIT A

American Academy of Music Inc.

Ranger Music Inc.

Gotham Music Service, Inc.

The B. F. Wood Music Company, Inc.

Pampa Music Publishing Association Inc.

American Recording Artists Inc.

Ankerford Music Corp.

Paradise Music, Ltd.

Mills Music of Canada,Ltd.

Mills Music, Ltd, (England)

B. F. Wood Ltd.

Mills France

Mills Germany

Mills Mexico

Mills Brazil

Mills Holland

Mills Belgium

                                                                       EXHIBIT B

                                  BILL OF SALE

      KNOW ALL MEN BY THESE PRESENTS, that MILLS MUSIC, INC., a corporation of the State of New York, hereinafter called the Seller, for and in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, lawful money of the United States, to the Seller, in hand paid, at or before the en-sealing and delivery of these presents, by MILLS MUSIC, INC., a corporation of the State of Delaware, hereinafter called the Buyer, the receipt whereof is hereby acknowledged, has bargained and sold, and by these presents does grant and convey, unto the said Buyer, its successor and assigns, the goods, chattels, rights, titles and interests particularly described and mentioned in the schedule hereto annexed and made part hereof.

      To have and to hold the same, unto the said Buyer, its successors and assigns, forever and does for its successors and assigns covenant and agree, to and with the said Buyer to warrant and defend the sale of said goods and chattels hereby sold unto the said Buyer, its successors and assigns, against all and every person and persons whomsoever.

      IN WITNESS WHEREOF, the Seller has caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed the 5th day of December, 1964.

                                               MILLS MUSIC, INC.,
 ATTEST:                                       a New York corporation

                                               By_______________________________
______________________________

                     Schedule to Bill of Sale Annexed Hereto

      All of the right, title and interest of the Seller in and to the assets, properties and business of the Seller of every kind and description, wherever located and whether or not shown on the books of account or other records of the Seller, as the same now exist, including, without limitation, all property, tangible and intangible, real, personal and mixed, cash, securities, bank accounts, investments, accounts and notes receivable, conditional sales contracts, inventories, fixed assets, machinery, equipment, furniture and fixtures, claims and rights to tax refunds, and all other claims and rights of every kind, insurance policies, leases, leasehold improvements, deposits, prepayments, rights to use the corporate name of the Seller and any words or separate names contained in such corporate name (alone or in combination with any other words or names), trademarks, trade names, patents, patent applications, copyrights, copyright applications, licenses (whether as licensee or licensor), contracts and contract rights, goodwill and all books and records of the Seller relating to the conduct of its business.

STATE OF NEW YORK  )
                   )   ss.:
COUNTY OF NEW YORK )

      BE IT REMEMBERED, that on this 5th day of December, in the year One Thousand Nine Hundred and Sixty-Four, before me, the subscriber, a Notary Public
personally appeared   Samuel J. Buzzell who, being by me duly sworn on his oath, doth depose and make proof to my satisfaction, that he is the Secretary of Mills Music, Inc., a New York corporation, the seller named in the within instrument; that Jack Mills is the President of said corporation; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the board of directors of said corporation; that deponent well knows the corporate seal of said corporation; and the seal affixed to said Instrument is such corporate seal and was thereto affixed and said Instrument signed and delivered by said President, as and for his voluntary act and deed and as and for the voluntary act and deed of said corporation, in presence of deponent, who thereupon subscribed his name thereto as witness.

Sworn to and subscribed before me, at New York,

New York                                             ___________________________
                                                             Secretary

the date aforesaid.
___________________

                                                                     EXHIBIT C-l
                                                             December 5, 1964

Mr. Jack Mills
c/o Murry C. Becker, Esq.
41 East 42nd Street
New York 17, New York

Dear Sir:

      This will confirm the terms of your employment by the undersigned, as follows:

      1. You do hereby represent and warrant is follows:

            (a) That you have been employed by Mills Music, Inc., a New York corporation (herein called "Mills Music"), and by certain of its affiliated companies (Mills Music and all such affiliated companies being hereinafter referred to as "Old Mills") for some years prior to this date and that, pursuant to said employment, you have agreed with your said prior employer that upon termination of your employment by Mills Music for any reason and with or without cause:

                  (i) You will not in any manner encourage, recommend, advise or counsel any author or composer, or any wife, child next-of-kin or successor of any author or composer, to grant to are third party any rights in any musical composition or lyrics in which Old Mills now holds any rights of any kind, or to refuse or refrain from granting to the undersigned or any affiliated company any extension during the current or renewal copyright terms of any right now held by such company;

                  (ii) You will not in any manner enter into any agreement to acquire any publication rights in any material written in whole or in part by any author or composer who is listed on Schedule A hereto or a substantial portion of whose works written within fifteen [15) years prior to the termination of your employment by Mills Music have been published by Old Mills;

                  (iii) You will not, for a period of three (3) years following termination of your employment by Mills Music seek to publicize by paid advertising, formal announcements or the retention of personnel for such purpose that you are engaged in the music publishing business or any phase thereof;

                  (iv) You will not, for a period of five (5) years following termination of your employment by Mills Music engage in any music publishing activity where the principal objective or the principal anticipated source of income is the sale of printed material;

                  (v) You will not engage in the music publishing business through any entity which contains in its corporate or trade name the word "Mills."

            (b) With respect to the foregoing activities, it is understood that you would be deemed to be engaged in any such activity if such activity is engaged in by any corporation, partnership or other entity of which you are an employee, agent, officer, director, shareholder or principal creditor, other than a company in which your sole participation is through the ownership of publicly traded securities, except as herein described. Nothing contained above shall prohibit you from performing your duties as an employee of New Mills under the terms and conditions set forth below. It is understood that in the event of termination of your employment with Mills Music, you will, upon such termination except as set forth above, be and become free to become engaged in the music publishing business and nothing contained above shall be deemed or construed to prohibit your engaging in the music publishing business.

      2. The undersigned is concurrently herewith entering into an agreement with Mills Music for the purpose of acquiring all of the assets of said company and will require employees to conduct the business heretofore conducted by said Old Mills. In this respect, it is the purpose of the undersigned to employ you to continue as an employee of the undersigned upon the same terms and conditions as under your employment by Old Mills, specifically including those hereinabove represented to have pertained to your employment with said Mills Music, and it is specifically understood and agreed that each and all of the said provisions herein-above described in Paragraph 1 shall hereafter apply to and be binding upon you in your employment hereunder and that the undersigned is purchasing and acquiring the assets and good will of said Mills Music in reliance upon your undertaking accordingly.

      3. The compensation and reimbursement to be paid to you or for your benefit by the undersigned pursuant to your employment hereunder shall be the same compensation and reimbursement which you have heretofore been receiving or which has been paid for your benefit as an employee of Old Mills, including, without limitation, the bonus arrangements and emoluments to which you would have been entitled from Old Mills had the assets of Mills Music not been sold to the undersigned.

      4. It is understood that our company is newly formed and will be engaging in the music publishing business for the first time and for that reason our requirements with regard to employees and employment are at this time not fully known, determined or crystallized and for that reason we do hereby reserve the right to terminate your employment at any time upon fifteen (15) days' notice following February 28, 1965, and, by the same token, you may also have the right and privilege similarly, at any time on or after February 28, 1965, to terminate your employment hereunder upon fifteen (15) days' notice given to us, provided, however, it is understood and agreed that your employment shall be continuous during and throughout all periods to and including said February 28, 1965, and thereafter until notice is given by one party to the other.

      5. It is contemplated and agreed that any breach or violation by you of the representations, warranties, terms and conditions hereinabove described in Paragraphs 1 and 2 hereof would constitute an act or acts of unfair competition to the undersigned. Therefore, without in any manner limiting the foregoing, it is specifically understood and agreed that, in the event of the breach by you of any of your undertakings here-under as described in Paragraphs 1 and 2 above, the undersigned may not have an adequate, plain or speedy remedy at law, and you do therefore and hereby consent that the undersigned shall be entitled to injunctive and equitable relief in addition to any and all other relief provided by law and you hereby consent and agree that injunctions and restraining orders attending the same may be granted by any court of competent jurisdiction to prevent and restrain any breach by you of any of the terms and conditions and covenants so provided.

      6. You will participate in the management of the undersigned in the same manner and in the same capacity as you have heretofore participated in the management of Mills Music, and promptly upon the execution of this agreement you will be duly elected President of the undersigned, subject to the approval of the Board of Directors, and further subject to the following limitations:

            (a) You will not cause the undersigned to increase the salary, customary bonus or other emoluments of any executive or of any other employee over and above that paid in the past to such executive or other employee by Old Mills (except normal and necessary increases for other than executive personnel), nor will you cause the undersigned to employ any additional persons except for the purpose of replacing persons currently employed; and

            (b) You will not cause the undersigned to make any acquisition of any library or catalogue of music or acquire the rights in any music under any arrangement involving a commitment or expenditure on behalf of New Mills in excess of $2,500 (over and above normal royalty payments), without securing the advance approval of the Board of Directors of the undersigned.

      7. For a period of one year from the date hereof, you, subject to other business commitments, will make yourself reasonably available (but with no obligation to travel) upon the request of the undersigned to supply any information regarding the history and business of Old Mills which the undersigned or its designees may reasonably request, it being recognized that all such information may not be readily available from the files of Old Mills. No compensation shall be payable to you for providing any such information. This paragraph shall not obligate you to change or reduce plans for travel away from home; you will, however, respond with reasonable promptness to correspondence received when away from home.

      8. Any dispute, controversy or claim arising out of or relating to the compensation, expense allowances, reimbursements, bonuses or emoluments to be paid or the services to be rendered under this contract shall be settled by arbitration in New York City in accordance with the laws of the State of New York. Murry C. Becker of 41 East 42nd Street, New York, New York, 10017, is designated by the parties hereto as the sole arbitrator to hear and determine any and all of the foregoing matters which may be in dispute and to render any award thereon embodying his determination and judgment upon the award so rendered may be entered in any court having jurisdiction thereof. If during the period of this agreement the said Murry C. Becker shall die or refuse or neglect to act or be unable to act, then in that event Daniel G. Ross is hereby designated as a successor to said Murry C. Becker, such successor to have all the rights and powers as sole arbitrator as are herein granted to the said Murry C. Becker. If during the period of this agreement the said Daniel G. Ross shall die or refuse or neglect to act or be unable to act, then in that even Albert A. DeStefano is hereby designated as a successor to said Daniel G. Ross, such successor to have all the rights and powers as sole arbitrator as are herein granted to the said Daniel G. Ross. In the event of the death or the refusal, neglect or inability of any of the foregoing to act as arbitrator, then a single arbitrator may be designated by the American Arbitration Association to conduct the arbitration in accordance with the rules then obtaining of the American Arbitration Association, such arbitrator to have all the rights and powers hereinabove granted to the said Hurry C. Becker, Daniel G. Ross and Albert A. DeStefano.

      9. This agreement has been delivered in the State of New York. The parties agree that it is a New York contract and all of its provisions shall be construed under New York law. This agreement shall bind and benefit the parties hereto, their heirs, next of kin, legal representatives, successors and assigns.

      Kindly indicate your agreement to employment by us on the foregoing terms and conditions where indicated below.

                                                    Yours truly,

                                                    MILLS MUSIC, INC.
                                                      (a Delaware Corporation)

                                                    By_________________________
Accepted and agreed to:
_______________________

                                                                      SCHEDULE A

                    Leroy Anderson               Norman Malkin
                    Johnny Bradford              Eric Masohwitz
                    Roy Brodsky                  Issachor Miron
                    Henri Content                Freddy Morgan
                    Evelyn Danzig                Henry Onorati
                    Katherine K. Davis           Mitchell Parish
                    Paul Durand                  Jad Paul
                    Morton Gould                 Prank Perkins
                    Julius Grossman              Edgar Sampson
                    Yehiel Haggiz                Jack Segal
                    Kermit Leslie                Harry Simone
                    Walter Leslie                Sid Tepper
                                   John Vincent

                                                                     EXHIBIT C-2

                                                                December 5, 1964

Mr. Irving Mills
c/o Max Fink, Esq.
617 South Olive
Los Angeles 4, California

Dear Sir:

            This will confirm the terms of your employment by the undersigned, as follows:

            1. You do hereby represent and warrant as follows:

                  (a) That you have been employed by Mills Music, Inc., a New York corporation (herein called "Mills Music"), and by certain of its affiliated companies (Mills Music and all such affiliated companies being hereinafter referred to as "Old Mills") for some years prior to this date and that, pursuant to said employment, you have agreed with your said prior employer that upon termination of your employment by Mills Music for any reason and with or without cause:

                        (i) You will not in any manner encourage, recommend, advise or counsel any author or composer, or any wife, child, next-of-kin or successor of any author or composer, to grant to any third party any rights in any musical composition or lyrics in which Old Mills now holds any rights of any kind, or to refuse or refrain from granting to the undersigned or any affiliated company any extension during the current or renewal copyright terms of any right now held by such company;

                        (ii) You will not in any manner enter into any agreement to acquire any publication rights in any material written in whole or in part by any author or composer who is listed on Schedule A hereto or a substantial portion of whose works written within fifteen (15) years prior to the termination of your employment by Mills Music have been published by Old Mills;

                        (iii) You will not, for a period of three (3) years following termination of your employment by Mills Music seek to publicize by paid advertising, formal announcements or the retention of personnel for such purpose that you are engaged in the music publishing business or any phase thereof;

                        (iv) You will not, for a period of five (5) years following termination of your employment by Mills Music engage in any music publishing activity where the principal objective or the principal anticipated source of income is the sale of printed material;

                        (v) You will not engage in the music publishing business through any entity which contains in its corporate or trade name the word "Mills."

                  (b) With respect to the foregoing activities, it is understood that you would be deemed to be engaged in any such activity if such activity is engaged in by any corporation, partnership or other entity of which you are an employee, agent, officer, director, shareholder or principal creditor, other than a company in which your sole participation is through the ownership of publicly traded securities, except as herein described. Nothing contained above shall prohibit you from performing your duties as an employee of New Mills under the terms and conditions set forth below... It is understood that in the event of termination of your employment with Mills Music, you will, upon such termination, except as set forth above, be and become free to become engaged in the music publishing business and nothing contained above shall be deemed or construed to prohibit your engaging in the music publishing business.

            2. The undersigned is concurrently herewith entering into an agreement with Mills Music for the purpose of acquiring all of the assets of said company and will require employees to conduct the business heretofore conducted by said Old Mills. In this respect, it is the purpose of the undersigned to employ you to continue as an employee of the undersigned upon the same terms and conditions as under your employment by Old Mills, specifically including those hereinabove represented to have pertained to your employment with said Mills Music, and it is specifically understood and agreed that each and all of the said provisions herein-above described in Paragraph 1 shall hereafter apply to and be binding upon you in your employment hereunder and that the undersigned is purchasing and acquiring the assets and good will of said Mills Music in reliance upon your undertaking accordingly.

            3. The compensation and reimbursement to be paid to you or for your benefit by the undersigned pursuant to your employment hereunder shall be the same compensation and reimbursement which you ha heretofore been receiving or which has been paid for your benefit as an employee of Old Mills, including, without limitation, the bonus arrangements and emoluments to which you would have been entitled from Old Mills had the assets of Mills Music not been sold to the undersigned.

            4 . It is understood that our company is newly formed and will be engaging in the music publishing business for the first time and for that reason our requirements with regard to employees and employment are at this time not fully known, determined or crystallized and for that reason we do hereby reserve the right to terminate your employment at any time upon fifteen (15) days' notice following February 28, 1965, and, by the same token, you may also have the right and privilege similarly, at any time on or after February 28, 1965, to terminate your employment hereunder upon fifteen (15) days' notice given to us, provided, however, it is understood and agreed that your employment shall be continuous during and throughout all periods to and including said February 28, 1965, and thereafter until notice is given by one party to the other.

            5. It is contemplated and agreed that any breach or violation by you of the representations, warranties, terms and conditions hereinabove described in Paragraphs 1 and 2 hereof would constitute an act or acts of unfair competition to the undersigned. Therefore, without in any manner limiting the foregoing, it is specifically understood and agreed that, in the event of the breach by you of any of your undertakings here-under as described in Paragraphs 1 and 2 above, the undersigned may not have an adequate, plain or speedy remedy at law, and you do therefore and hereby consent that the undersigned shall be entitled to injunctive and equitable relief in addition to any and all other relief provided by law and you hereby consent and agree that injunctions and restraining orders attending the same may be granted by any court of competent jurisdiction to prevent and restrain any breach by you of any of the terms and conditions and covenants so provided.

            6. You will participate in the management of the undersigned in the same manner and in the same capacity as you have heretofore participated in the management of Mills Music, and promptly upon the execution of this agreement you will be duly elected Treasurer of the undersigned subject to the approval of the Board of Directors, and further subject to the following limitations:

                  (a) You will not cause the undersigned to increase the salary, customary bonus or other emoluments of any executive or other employee of Old Mills (except normal and necessary increases for other than executive personnel), nor will you cause the undersigned to employ any additional persons except for the purpose of replacing persons currently employed; and

                  (b) You will not cause the undersigned to make any acquisition of any library or catalogue of music or acquire the rights in any music under any arrangement involving a commitment or expenditure on behalf of New Mills in excess of $2,500 (over and above normal royalty payments), without securing the advance approval of the Board of Directors of the undersigned.

            7. For a period of one year from the date hereof, you, subject to other business commitments, will make yourself reasonably available (but with no obligation to travel) upon the request of the undersigned to supply any information regarding the history and business of Old Mills which the undersigned or its designees may reasonably request, it being recognized that all such information may not be readily available from the files of Old Mills. No compensation shall be payable to you for providing any such information. This paragraph shall not obligate you to change or reduce plans for travel away from home; you will, however, respond with reasonable promptness to correspondence received when away from home.

            8. Any dispute, controversy or claim arising out of or relating to the compensation, expense allowances, reimbursements, bonuses or emoluments to be paid or the services to be rendered under this contract shall be settled by arbitration in New York City in accordance with the laws of the State of New York. Max Fink of 617 South Olive, Los Angeles 4, California, is designated by the parties hereto as the sole arbitrator to hear and determine any and all of the foregoing matters which may be in dispute and to render any award thereon embodying his determination and judgment upon the award so rendered may be entered in any court having jurisdiction thereof.

If during the period of this agreement the said Max Fink shall die or refuse or neglect to act or be unable to act, then in that event Baret C. Fink is hereby designated as a successor to said Max Fink, such successor to have all the rights and powers as sole arbitrator as are herein granted to the said Max Fink. If during the period of this agreement the said Baret C. Fink shall die or refuse or neglect to act or be unable to act, then in that event Stanley Poster is hereby designated as a successor to said Baret C. Fink, such successor to have all the rights and powers as sole arbitrator as are herein granted to the said Baret C. Fink. In the event of the death or the refusal, neglect or inability of any of the foregoing to act as arbitrator, then a single arbitrator may be designated by the American Arbitration Association to conduct the arbitration in accordance with the rules then obtaining of the American Arbitration Association, such arbitrator to have all the rights and powers hereinabove granted to the said Max Fink, Baret C. Fink and Stanley Poster.

            9. This agreement has been delivered in the State of New York. The parties agree that it is a New York contract and all of its provisions shall be construed under New York law. This agreement shall bind and benefit the parties hereto, their heirs, next of kin, legal representatives, successor and assigns.

            Kindly indicate your agreement to employment by us on the foregoing terms and conditions where indicated below.

                                      Yours truly,

                                      MILLS MUSIC, INC.,
                                           (a Delaware Corporation)

                                      By_______________________________________
Accepted and agreed to:

________________________

                                                                      SCHEDULE A

                    Leroy Anderson          Norman Malkin
                    Johnny Bradford         Eric Masohwitz
                    Roy Brodsky             Issachor Miron
                    Henri Content           Freddy Morgan
                    Evelyn Danzig           Henry Onorati
                    Katherine K. Davis      Mitchell Parish
                    Paul Durand             Jad Paul
                    Morton Gould            Frank Perkins
                    Julius Grossman         Edgar Sampson
                    Yehiel Haggiz           Jack Segal
                    Kermit Leslie           Harry Simone
                    Walter Leslie           Sid Tepper
                                 John Vincent

                                                                     EXHIBIT C-3

                                                                December 5, 1964

Mr. Samuel J. Buzzell
460 Park Avenue
New York, New York

Dear Mr. Buzzell:

            The following is the agreement between us:

            1. The undersigned is concurrently herewith acquiring from Mills Music, Inc., a New York corporation, all of the assets of said company (said Mills Music, Inc. and its affiliated companies being hereafter referred to as "Old Mills"). The undersigned is desirous of having the employees and officers of Old Mills continue to conduct the business presently conducted by Old Mills. In this respect, it is the purpose and intention of the undersigned to employ you to render to the undersigned your services as an employee upon the same terms and conditions as such services have heretofore been rendered to Old Mills, and the undersigned agrees to pay to you or for your benefit, the same compensation and emoluments as you have heretofore received as an employee of Old Mills, specifically as follows:

                  (a) You have heretofore served Mills Music, Inc. in the capacity of Secretary and, as a result of your long experience in the music publishing business, you have also rendered consultative and advisory services to Old Mills.

                        You hereby agree to serve the undersigned in the capacity of Secretary and to render to the undersigned consultative and advisory services as and when reasonably requested by the undersigned during the term of this agreement, and you agree to make yourself available at reasonable times for such purposes.

                  (b) The undersigned hereby engages you to render the aforesaid services and agrees to pay to you or for your benefit, in consideration for the rendition by you hereafter of such services, the same compensation, expense allowance, reimbursements, bonuses and emoluments as have heretofore been payable by Old Mills to you or for your benefit. Payments therefor shall be made by the undersigned in the same manner as Old Mills has done heretofore.

                  (c) It is understood and agreed that nothing herein contained shall affect your unrestricted right to travel anywhere in the world or otherwise to leave the State and City of New York at any time. It is accordingly further understood and agreed that the undersigned's right to call upon you to render the aforesaid services shall be limited to such times as you may be physically present within the City of New York. You will, however, respond with reasonable promptness to correspondence received when away from New York City.

            2. You have heretofore been retained as Counsel to said Old Mills. The undersigned hereby retains you as Counsel to the undersigned for the term of this agreement, and hereby agrees to pay to you the same retainer, legal fees and other sums as have heretofore been payable to you by said Old Mills under your retainer with it.

            3. In consideration of the foregoing you further agree that after the date of termination of this agreement:

                  (a) You will not engage in the music publishing business through any entity which contains in its corporate or trade name the word "Mills."

                  (b) You will not advise, encourage or recommend to any author (or to any wife, child, next of kin or successor of any author) who shall have any rights in or to any musical compositions or lyrics in which Old Mills now has any rights of any kind, that he (or they) shall either (i) refuse to grant to the undersigned, or to any company affiliated with the undersigned, or (ii) agree to grant to any person, persons or entities other than the undersigned or any such affiliated company, any extension during the current or renewal copyright terms of any right now held by the undersigned or such affiliated company; provided however, that nothing contained in the foregoing shall limit, prohibit or restrict your activities as an attorney-at-law representing any such author (or wife, child, next of kin or successor) in making any disposition or grant with respect to any such musical compositions or lyrics if the determination to make such disposition or grant has not been made as a result of your advice, encouragement or recommendation.

                  (c) You acknowledge that the undersigned is purchasing and acquiring the assets and good will of said Mills Music, Inc. in reliance upon your foregoing agreements in this paragraph 3.

            4. It is understood that our company is newly formed and will be engaging in the music publishing business for the first time and for that reason our requirements with regard to employees and employment and to legal counsel are at this time not fully known, determined or crystallized and for that reason we do hereby reserve the right to terminate your employment and legal retainer at any time upon fifteen (15) days notice following February 28, 1965, and by the same token, you may also have the right and privilege similarly, at any time on or after February 28, 1965 to terminate your employment and legal retainer hereunder upon fifteen (15) days notice given to us.

            5. Any dispute, controversy or claim arising out of or relating to the compensation, expense allowances, reimbursements bonuses or emoluments, as employee, or as to the retainer and legal fees to be paid, or the services to be rendered under this contract shall be settled by arbitration in New York City in accordance with the laws of the State of New York. Murry C. Becker of 41 East 42nd Street, New York, New York 10017, is designated by the parties hereto as the sole arbitrator to hear and determine any and all of the foregoing matters which may be in dispute and to render any award thereon embodying his determination and judgment upon the award so rendered may be entered in any court having jurisdiction thereof. If during the period of this agreement the said Murry C. Becker shall die or refuse or neglect to act or be unable to act, then in that event Daniel G. Ross is hereby designated as a successor to said Murry C. Becker, such successor to have all the rights and powers as sole arbitrator as are herein granted to the said Murry C. Becker. If during the period of this agreement the said Daniel G. Ross shall die or refuse or neglect to act or be unable to act, then in the event Albert A. DeStefano is hereby designated as a successor to said Daniel G. Ross, such successor to have all the rights and powers as sole arbitrator as are herein granted to the said Daniel G. Ross. In the event of the death or the refusal, neglect or inability of any of the foregoing to act as arbitrator, then a single arbitrator may be designated by the American Arbitration Association to conduct the arbitration in accordance with the rules then obtaining of the American Arbitration Association, such arbitrator to have all the rights and powers hereinabove granted to the said Murry C. Becker, Daniel G. Ross and Albert A. DeStefano.

            6. This agreement has been delivered in the State of New York. The parties agree that it is a New York contract and all of its provisions shall be construed under New York law. This agreement shall bind and benefit the parties hereto, their heirs, next-of-kin, legal representatives, successors and assigns.

            Kindly indicate your agreement to employment by us on the foregoing terms and conditions where indicated below.

                                        Yours truly,

                                        MILLS MUSIC, INC.,
                                              (a Delaware Corporation)

                                        By______________________________________

Accepted and agreed to:

_________________________________

                                                                     EXHIBIT C-4

                                                              December 5 , 1964

Dear Sir:

            This will confirm the terms of your employment by the undersigned, as follows:

            1. You do hereby represent and warrant that you have been employed by Mills Music, Inc., a New York corporation, (herein called "Mills Music"), and by certain of its affiliated companies (Mills Music and all such affiliated companies being hereinafter referred to as "Old Mills") for some years prior to this date and that, pursuant to said employment, you have agreed with your said prior employer that upon termination of your employment by Mills Music for any reason and with or without cause:

                  (a) You will not hereafter in any way encourage, recommend, advise or counsel any author or any wife, child, next of kin or successor of any author, to grant to any third party any rights in any musical composition or lyrics in which Old Mills now holds any rights of any kind, or to refuse or refrain from granting to Old Mills any extension during the current or renewal copyright terms of any rights now held by such company.

                  (b) Neither you nor any company which is controlled by you alone or in conjunction with or of which you are a director, officer or partner
("controlled companies") will solicit or accept any grant of rights during the initial or renewal term of copyright in any musical composition or lyrics in which Old Mills has publishing rights as of the date hereof.

                  (c) Neither you nor any of the controlled companies will for a period of five years from the date hereof solicit or actively seek to enter into or acquire any publication rights in any material written in whole or in part by
(i) any author listed on part A of the annexed schedule or (ii) unless all agreements for such author's services between such author and Old Mills or any assignee thereof shall have terminated at least one year earlier, any author listed on part B of the annexed schedule.

            If any author described in above said part A shall without solicitation offer publishing rights in any material written by him to you or to any controlled company ("Publisher" for purposes of this paragraph), the Publisher may enter into an agreement for publication of such material provided that within ten days after execution of such agreement the Publisher shall give written notice to Mills Music, Inc., a Delaware corporation ("New Mills") enclosing a copy of such agreement. If within ten days after receipt of such notice, New Mills shall give notice to the Publisher that it wishes to acquire such contract by assignment, reimbursing the Publisher, for any advance or down payment made thereunder, the Publisher shall use his best efforts to acquire the author's consent to such assignment, and if such assignment can be obtained within thirty days after receipt of the return notice, shall promptly thereafter assign such contract to New Mills. If such consent has not been obtained within thirty days, New Mills shall have no further rights with respect to the publishing contract or any material written or published pursuant thereto.

                  (d) Neither you nor any controlled company will hereafter engage in any aspect of the music publishing industry in the United States or Canada using as a trade name or in the name of any entity engaging in such business the name "Mills".

                  (e) Nothing contained above shall prohibit you from performing your duties as an employee of New Mills under the terms and conditions set forth below.

            2. The undersigned is concurrently herewith entering into an agreement with Mills Music for the purpose of acquiring all of the assets of said company and will require employees to conduct the business heretofore conducted by said Old Mills. In this respect, it is the purpose of the undersigned to employ you to continue as an employee of the undersigned upon the same terms and conditions as under your employment by Old Mills, specifically including those hereinabove represented to have pertained to your employment with Mills Music, and it is specifically understood and agreed that each and all of the said provisions hereinabove described in Paragraph i shall hereafter apply to and be binding upon you in your employment hereunder and that the undersigned is purchasing and acquiring the assets and good will of said Mills Music in reliance upon your undertaking accordingly.

            3. The compensation and reimbursement to be paid to you by the undersigned pursuant to your employment hereunder shall be the same compensation and reimbursement which you have heretofore been receiving as an employee of Old Mills, Including, without limitation, the bonus arrangements and emoluments to which you would have been entitled from Old Mills had the assets of Mills Music not been sold to New Mills.

            4. It is understood that our company is newly formed and will be engaging in the music publishing business for the first time and for that reason our requirements with regard to employees and employment are at this time not fully known, determined or crystallized and for that reason we do hereby reserve the right to terminate your employment at any time upon fifteen (15) days' notice following January 15, 1965, and, by the same token, you may also have the right and privilege similarly, at any time on or after January 15, 1965, to terminate your employment hereunder upon fifteen (15) days' notice given to us, provided, however, it is understood and agreed that your employment shall be continuous during and throughout all periods to and including said January 15, 1965, and thereafter until notice is given by one party to the other.

            5. It is contemplated and agreed that any breach or violation by you of the representations, warranties, terms and conditions hereinabove described in Paragraphs 1 and 2 hereof would constitute an act or acts of unfair competition to the undersigned. Therefore, without in any manner limiting the foregoing, it is specifically understood and agreed that, in the event of the breach by you of any of your undertakings hereunder as described in Paragraphs 1 and 2 above, the undersigned may not have an adequate, plain or speedy remedy at law, and you do therefore and hereby consent that the undersigned shall be entitled to injunctive and equitable relief in addition to any and all other relief provided by law and you hereby consent and agree that injunctions and restraining orders attending the same may be granted by any court of competent jurisdiction to prevent and restrain any breach by you of any of the terms and conditions and covenants so provided.

            6. You will participate in the management of the undersigned in the same manner and in the same capacity as you have heretofore participated in the management of Mills Music subject to the following limitations.

                  (a) You will not cause the undersigned to increase the salary, customary bonus or other emoluments of any executive or of any other employee over and above that paid in the past to such executive or other employee by Old Mills (except normal and necessary increases for other than executive personnel), nor will you cause the undersigned to employ any additional persons except for the purpose of replacing persons currently employed; and

                  (b) You will not cause the undersigned to make any acquisition of any library or catalogue of music or acquire the rights in any music under any arrangement involving a commitment or expenditure on behalf of New Mills in excess of $2,500 (over and above normal royalty payments), without securing the advance approval of the Board of Directors of the undersigned.

            7. Any dispute, controversy or claim aring out of or relating to the compensation, expense allowances, reinbursements, bonuses or emoluments to be paid or the services to be rendered under this contract shall be settled by arbitration in New York City in accordance with the laws of the State of New York. Murry C. Becker of 41 East 42nd Street, New York, New York 10017 is designated by the parties hereto as the sole arbitrator to hear and determine any and all of the foregoing matters which may be in dispute and to render any award thereon embodying his determination and judgment upon the award so rendered may be entered in any court having Jurisdiction thereof. If during the period of this agreement the said Murry C. Becker shall die or refuse or neglect to act or be unable to act, then in that event Daniel G. Ross is hereby designated as a successor to said Murry C. Becker, such successor to have all the rights and powers as sole arbitrator as are herein granted to the said
Murry C. Becker. If during the period of this agreement the said Daniel G. Ross shall die or refuse or neglect to act or be unable to act, then in that event Albert A. DeStefano is hereby designated as a successor to said Daniel G. Ross, such successor to have all the rights and powers as sole arbitrator as are herein granted to the said Daniel G. Ross. In the event of the death or the refusal, neglect or inability of any of the foregoing to act as arbitrator, then a single arbitrator may be designated by the American Arbitration Association to conduct the arbitration in accordance with the rules then obtaining of the American Arbitration Association, such arbitrator to have all the rights' and powers hereinabove granted to the said Murry

C. Becker, Daniel G. Ross and Albert A. DeStefano.

            8. This agreement has been delivered in the State of New York. The parties agree that it is a New York contract and all of its provisions shall be construed under New York law. This agreement shall bind and benefit the parties hereto, and their heirs, next of kin, legal representatives, successors and assigns.

            Kindly indicate your agreement to employment by us on the foregoing terms and conditions where indicated below.

                                      Yours truly,

                                      MILLS MUSIC, INC,
                                      (a Delaware Corporation)

                                      By_______________________________________

ACCEPTED AND AGREED TO:

______________________________

                                    SCHEDULE
    PART A

Leroy Anderson                                 Norman Malkin

Johnny Bradford                                Eric Masohwitz

Roy Brodsky                                    Issachor Miron

Henri Content                                  Freddy Morgan

Evelyn Danzig                                  Henry Onorati

Katherine K. Davis                             Mitchell Parish

Paul Durand                                    Jad Paul

Morton Gould                                   Frank Perkins

Julius Grossman                                Edgar Sampson

Yehiel Haggiz                                  Jack Segal

Kermit Leslie                                  Harry Simone

Walter Leslie                                  Sid Tepper

                                  John Vincent

    PART B

Dukes of Dixieland                             Martin Mailman

Carlos Chavez                                  Ernst Toch

Herb Ellis                                     John Vincent

Richard W. J. Hayman                           Richard Wernick

                                   Paul Winter

                                                                       EXHIBIT D

                                                                December 5, 1964

Mills Music, Inc., a Delaware corporation
c/o Utilities & Industries Management Corp.
425 Park Avenue
New York, New York

Gentlemen:

            This letter will confirm that in order to induce you to purchase the assets of Mills Music, Inc., a New york corporation ("Old Mills"), the undersigned, Jack Mills, Irving Mills and Samuel J. Buzzell (the "Stockholders") represent and warrant as follows;

            (1) Transfers to Old Mills. Prior to the execution hereof, the Stockholders have transferred, assigned and delivered to Old Mills:

                  (a) All of their stock, securities and other interests in the following organizations and entities (the "Affiliated Companies") to the extent, if any, that each of the Stockholders individually owns any such interests:

                                  American Academy of Music Inc.

                                  Ranger Music Inc.

                                  Gotham Music Service, Inc.

                                  The B. F. Wood Music Company Inc.

                                  Pampa Music Publishing Association Inc.

                                  American Recording Artists Inc.

                                  Ankerford Music Corp.

                                  Paradise Music, Ltd.

                                  Mills Music of Canada, Ltd.

                                  Mills Music, Ltd. (England)

                                  B. F. Wood, Ltd.

                                  Mills France

                                  Mills Germany

                                  Mills Mexico

                                  Mills Brazil

                                  Mills Holland

                                  Mills Belgium

                  (b) Stock certificates representing unencumbered ownership of all of the outstanding shares and rights to shares of all United States and Canadian Affiliated Companies (other than shares owned by Old Mills and other than shares marked on Exhibit 1 hereto as being not included in the contemplated sale), properly endorsed for transfer, with all required federal and state stock transfer stamps annexed, and with signatures guaranteed by Murry C. Becker, Albert A. DeStefano or Max Fink.

                  (c) Assignments duly executed by each of the Stockholders in the form annexed hereto as Exhibit 2.

                  (d) General mutual releases between each of the Stockholders and all of the Affiliated Companies, except Ankerford Music Corp. and Paradise Music, Ltd., in the form annexed hereto as Exhibit 3.

                  (e) Confirmatory grant in form annexed hereto as Exhibit 4 executed by Irving Mills, his wife Bessie Mills and his children Paul Mills, Richard J. Mills, Robert Mills, Sidney Mills, Beatrice Myrow and Florence Seitz, confirming the grant to Old Mills of exclusive publishing rights during all terms of copyright and all extensions or renewals thereof in any and all songs heretofore written in whole or in part by Irving Mills, to the extent that such persons collectively now have or may in the future have the right to make such grant.

                  (f) Duly executed resignations of each of the Stockholders as directors of the Affiliated Companies in the form annexed hereto as Exhibit 5.

            2. Adoption of Plan of Liquidation. prior to the execution hereof and following the transfers to old Mills represented and warranted in paragraph 1 hereof, Old Mills has adopted a plan of complete liquidation in the form annexed hereto as Exhibit 6.

            3. Ownership. The ownership of all outstanding shares and interests in those companies and publishing organizations described in Exhibit 1 hereto are in accordance with the descriptions set forth in Exhibit 1 hereto. No person, firm or corporation has any interests therein except as described in
Exhibit 1 hereto. Neither Jack Mills nor Irving Mills has any interest by way of shares of stock, right to receive profits or other payments, or other beneficial interests in or to any organization engaged in the music publishing business other than Old Mills and the Affiliated Companies, except that they or either of them may be owners of publicly traded securities of entities which in turn are directly or indirectly engaged in such business and except benefits to which they or either of them may be entitled to receive as authors or composers of musical material or works pursuant to publishing contracts or from performing rights societies or from similar interests obtained by way of assignment from either authors or composers or other owners. No party hereto shall have any liability under this letter agreement by reason of the breach of any warranty, representation or agreement contained in the preceding sentence other than such of the parties named therein who shall have the interest, right or beneficial interest with respect to which such breach shall be determined to exist.

            4. Validity of Stock. Old Mills, The B. F. Wood Music Company, Inc., Gotham Music Service, Inc., American Academy of Music, Inc., Ranger Music, Inc. and Pampa Music Publishing Association, Inc., are duly organized and existing, have not been dissolved, and are in good standing. All of the shares of stock of Old Mills, and all of the shares of The B. F. Wood Music Company, Inc., Gotham Music Service, Inc., American Academy of Music, Inc. Ranger Music, Inc. and Pampa Music Publishing Association, Inc. held by the Stockholders prior to their transfer to Old Mills as indicated in paragraph 1(a), have been validly issued and are presently validly outstanding.

            5. Disclaimer of Rights. Neither Jack Mills nor Irving Mills nor any member of the immediate family of either has the right to receive distribution of profits or other payments from or as a result of the operation of, Old Mills or any of the Affiliated Companies other than as reflected on Exhibit 1 hereto, and in his capacity as author, composer, or assignee of author or composer under any publishing agreement. No party hereto shall have any liability under this letter agreement by reason of the breach of any warranty, representation or agreement contained in this paragraph 5 other than the party hereto named in this paragraph 5 who himself or whose immediate family has the right with respect to which such breach shall be determined to exist.

            6. Options. There are no outstanding options, warrants or other rights to acquire any copyrights or other assets of Old Mills (including the Affiliated Companies), in whole or in part, except pursuant to contracts entered into in the ordinary course of business and except that 50 shares of Ankerford Music Corp. are held by Old Mills subject to the provisions of a Stockholders' Agreement dated July 31, 1958 together with Exhibits A and B thereto, copies of which have been furnished to you.

            7. Officers and Directors. Annexed hereto as Exhibit 7 is a complete list of all officers and directors, and of all persons who have authority customarily granted to officers or directors of a New York corporation, of Old Mills and of all the Affiliated Companies.

            8. Employee Agreements. Except for the pension plan of Mills Music, Ltd. (England), neither Old Mills nor any of the Affiliated Companies has a policy or has followed a consistent past practice with respect to severance benefits to any employee. Neither Old Mills nor any of the Affiliated Companies has an employment agreement with any employee not terminable by such company on 30 days notice or less, and neither Old Mills nor any of the Affiliated Companies, upon termination of the employment of any employee, will have any obligation for severance pay to such employee except music arrangers and contact men under union agreements with AF of M Local 802 and AF of L-CIO Local 22102. Except for the union agreements referred to above, neither Old Mills nor any of the Affiliated Companies has entered into any agreement with a labor union.

            9. Records. The records of Old Mills and of the Affiliated Companies made available to Management Corp. for inspection in New York City contain all material contracts and commitments with authors, composers, music publishers and users and licensors of musical compositions and all material leaseholds upon premises occupied by Old Mills and the Affiliated Companies to which Old Mills or any of the Affiliated Companies is now a party and of which any of the Stockholders have knowledge, except for incidental contracts and commitments located in other offices in the normal course of business.

            10. Litigation. None of the Stockholders is aware of any litigation to which Old Mills or any of the Affiliated Companies is a party or of any claim which has been made against Old Mills or any of the Affiliated Companies which is material or which might materially affect the copyright interests claimed by Old Mills and by such Affiliated Company or Old Mills or any other of the Affiliated Companies except as listed in Exhibit 8 annexed hereto.

            11. Financial Statements. Profit and loss statements of Old Mills and of the Affiliated Companies for the fiscal year 1963 prepared by Frendel, Brown & Co. and previously submitted to Management Corp. accurately and completely reflect the composite results of operations of Old Mills and of the Affiliated Companies for the year 1963, and the balance sheets of such companies as of December 31, 1963 prepared by such accountants and previously submitted to Management Corp. accurately reflect the composite financial condition of Old Mills and of the Affiliated Companies as of that date. No distribution or transfer of assets has been made by Old Mills to any of its shareholders or by any of the Affiliated Companies to any of their shareholders (other than to Old Mills) since December 31, 1963 except as reflected on Exhibit 9.

            12. The financial statements of and for Old Mills, B. F. Wood Music Company, Inc., Gotham Music Service, Inc., American Academy of Music, Inc., Ranger Music, Inc., and Pampa Music Publishing Association, Inc. (the "Corporations") submitted by Frendel, Brown & Co. under transmittal date of June 3, 1963 and representing the financial conditions of the Corporations as at December 31, 1962, are true and correct and accurately reflect the financial condition of the Corporations, and each of them, as of said date; and considered upon a composite basis the financial condition of the Corporations, and each of them, as may be reflected as of January 23, 1964 by any future audit performed by said accounting firm under the same or similar conditions are substantially the same as thus reflected on said statements; the financial conditions prevailing for the end of the years 1960 and 1961 were substantially the same as thus reflected for the said year 1962; and the financial conditions of the Corporations have not varied in substantial manner since the expiration of said year 1962.

            13. Obligations. As of immediately prior to the closing under an agreement of even date herewith between Mills Music, Inc., a Delaware corporation ("New Mills"), Utilities & Industries Management Corp. and Old Mills providing for the sale of the assets of Old Mills to New Mills, there are no obligations of the Corporations save and except as herein mentioned and as reflected by said financial statements of December 31, 1962, and obligations thereafter incurred in the ordinary course of business. All corporation income and excise taxes of the Corporations accrued for all periods prior to December 31, 1962 have been paid and discharged by the Corporations.

            14. Long-Term Contracts. None of the Corporations have any long-term contracts or commitments except to authors, composers, music publishers, users of musical compositions and respecting leaseholds upon premises occupied by the Corporations or certain of them and utilized in the business of the Corporations, or certain of them.

            15. No Adverse Events. Since December 31, 1963, the business of Old Mills and of the Affiliated Companies has continuously been conducted in substantially the same manner as previously and there has been no materially adverse change in the composite business, operations or financial condition of Old Mills and the Affiliated Companies as a unit.

            16. Survival of Warranties and Representations, and Apportionment of Liability. All warranties and representations in this letter agreement shall survive the delivery hereof, except that the warranty made in paragraph 8 hereof shall not apply to arrangements with employees resident outside of the United States of Old Mills or of any of the Affiliated Companies whose employment shall not have been terminated within two years following the closing hereunder. Except as otherwise provided herein the liability of the Stockholders for breach of any representation, warranty or agreement contained in this letter agreement shall be in the proportions listed below:

Jack Mills              45%

Irving Mills            45%

Samuel J. Buzzell       10%

            17. Right to Defend. If any action, claim or proceeding is asserted that might result in a liability for which it is claimed that the Stockholders would be liable, New Mills will promptly give the Stockholders written notice thereof, and the Stockholders, or any of them, shall have the right to participate, with counsel of their choice and at their own expense, in the defense of any such action, claim or proceeding. Participation or failure to participate in the defense of any such action, claim or proceeding shall not be deemed an admission by the Stockholders, or any of them, of liability under this letter agreement or otherwise.

            18. Escrow. As collateral security for any obligation of the Stockholders based upon any breach of representations, warranties or agreements contained in this letter agreement, the Stockholders will cause to be delivered to The Marine Midland Trust Company of New York as Escrow Agent, to be held by the Escrow Agent subject to the terms and conditions of an escrow agreement in the form annexed hereto as Exhibit 10, so much of the proceeds which any of them receive from any sale, redemption or other disposition of a part or all of their stock in Old Mills as shall not exceed in the case of Jack Mills $225,000, in the case of Irving Mills $225,000, and in the case of Samuels J. Buzzell, $50,000.

            19. Miscellaneous.

                  (a) Titles given to paragraphs hereunder are for general information only and shall not influence the construction of the language of this letter agreement.

                  (b) This letter agreement has been delivered in the State of New York. The undersigned agree that all of its provisions shall be construed under New York law.

                  (c) This letter agreement shall bind the undersigned, their respective heirs, next of kin, legal representatives, successors and assigns, and shall benefit New Mills, its successors and assigns.

                  (d) This letter agreement may be signed in several counterparts all of which, taken together, shall constitute the representations and warranties of the Stockholders.

                                               Very truly yours,

                                               _________________________________
                                                         Jack Mills

                                               _________________________________
                                                         Irving Mills

                                               _________________________________
                                                         Samuel J. Buzzell

ACCEPTED AND AGREED TO:

MILLS MUSIC, INC., a
   Delaware corporation

By___________________________

                                                                       EXHIBIT 1

                                          Outstanding Shares (Ownership is
                                          Beneficial, and of Record unless
Name of Company                           otherwise noted)                                Owner*
----------------------------------        ---------------------------------     -------------------------
Mills Music, Inc., a                      45 Class A                            Jack Mills
New York corporation                      45 Class A                            Irving Mills
("Mills Music, Inc.")                     10 Class A                            Samuel J. Buzzell
                                          4,455 Class B                         Jack Mills
                                          4,455 Class B                         Irving Mills
                                          990 Class B                           Samuel J. Buzzell

The B. F. Wood Music Company,               90                                  Jack Mills
     Inc.                                   90                                  Irving Mills
                                            20                                  Samuel J. Buzzell

Ranger Music, Inc.                          90                                  Jack Mills
                                            90                                  Irving Mills
                                            20                                  Samuel J. Buzzell

American Academy of Music, Inc.             45                                  Jack Mills
                                            45                                  Irving Mills
                                            10                                  Samuel J. Buzzell

Gotham Music Service, Inc.                  45                                  Jack Mills
                                            45                                  Irving Mills
                                            10                                  Samuel J. Buzzell

Pampa Music Publishing Association,         45                                  Jack Mills
     Inc.                                   45                                  Irving Mills
                                            10                                  Samuel J. Buzzell

American Recording Artists,                100                                  Mills Music, Inc.
     Inc.

Ankerford Music Corp.                       50                                  Mills Music, Inc.
                                            50**                                Leroy Anderson
                                                                                Walter Kerr and
                                                                                Jean Kerr
                                                                                Joan Ford

Mills Music, Ltd.                         1000                                  Mills Music, Inc.

----------------------------------
*Owner prior to the transfers referred to in paragraph 1 of the letter agreement to which this schedule is Exhibit 1.

**Not included in sale.

                                                             EXHIBIT 1 (con'td.)

                                                             Page 2

                                Outstanding Shares
                                (Ownership is Beneficial,
                                and of Record unless
Name of Company                 otherwise noted)                       Owner*
---------------------------     -------------------------       ------------------------
Paradise Music, Ltd.            50                              Mills Music, Ltd.
                                50**                            (composer's name unknown)

B. F. Wood, Ltd.                1,000                           The B. F. Wood
                                                                Music Company, Inc.

Mills France                    100% interest                   Mills Music, Inc.

Mills Germany                   100% interest                   Mills Music, Inc.

Mills Mexico                    100% (Beneficial only)          Mills Music, Inc.

Mills Brazil                    100% Beneficial interest
                                (50% Record Interest)           Mills Music, Inc.

Mills Holland                   100% interest                   Mills Music, Inc.

Mills Belgium                   100% interest                   Mills Music, Inc.

Mills Music of Canada, Ltd.     45                              Jack Mills
                                45                              Irving Mills
                                10                              Samuel J. Buzzell

---------------------------
*Owner prior to the transfersreferred to in paragraph 1 of the letter agreement to which this schedule is Exhibit 1.

**Not included in sale.

                                                                    EXHIBIT 2

                                                                December 5, 1964

            Each of the undersigned hereby assigns and transfers to Mills Music, Inc., a New York corporation, its successors and assigns, all interest of every kind which he now has in any of the following organizations or entities:

            The B. F. Wood Music Company, Inc.
            Ranger Music, Inc.
            American Academy of Music, Inc.
            Gotham Music Service, Inc.
            Pampa Music Publishing Association, Inc.
            American Recording Artists, Inc.
            Ankerford Music Corp.
            Mills Music, Ltd.
            Paradise Music, Ltd.
            B. F. Wood, Ltd.
            Mills France
            Mills Germany
            Mills Mexico
            Mills Brazil
            Mills Holland
            Mills Belgium
            Mills Music of Canada, Ltd.

            It is understood that the foregoing assignment and transfer does not include any rights which any of the undersigned may have as author, composer or assignee of author or composer under any publishing agreement.

                                                     _________________________
                                                            Jack Mills

                                                     _________________________
                                                           Irving .Mills

                                                     _________________________
                                                         Samuel J. Buzzell

                                                                       EXHIBIT 3

            In consideration of the mutual releases contained herein Jack Mills, Irving Mills and Samuel J. Buzzell and each of them (hereinafter called "Employees") jointly and severally have remised, released and forever discharged and by these presents do for themselves, their heirs, executors, administrators and assigns remise, release and forever discharge, The B.F. Wood Music Company, Inc., Ranger Music, Inc., American Academy of Music, Inc., Gotham Music Service, Inc., Pampa Music Publishing Association, Inc., American Recording Artists, Inc., Mills Music, Ltd., B. F. Wood, Ltd., Mills France, Mills Germany, Mills Mexico, Mills Brazil, Mills Holland, Mills Belgium, Mills Music of Canada, Ltd. (hereinafter collectively called "Companies"), their successors and assigns of and from all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, in admiralty, or in equity, which against any Company or Companies they (or any of them) ever had, now has or which they or their heirs, executors, administrators, or successors hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of these presents, except for any and all rights which they or any of them may have as author, composer or assignee of author or composer under any publishing agreement.

            In consideration of the mutual releases contained herein the Companies jointly and severally have remised, released and forever discharged and by these presents do for themselves, their heirs, executors, administrators and assigns remise, release and forever discharge the Employees, their heirs, administrators, executors, successors and assigns of and from all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, in admiralty, or in equity, which against any Employee they (or any of them) ever had, now has or which they or their successors hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of these presents.

            The releases contained herein are intended as releases of all claims whether known or unknown.

            This release may not be changed orally.

            This agreement may be signed in several counterparts all of which, taken together, shall constitute the agreement of the parties .

            IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals the 5th day of December, 1964.

                                      [Appropriate signature lines and
                                         Acknowledgments to be Added]

                                       _______________________________________

                                                                       EXHIBIT 4

            The undersigned hereby confirm that they have heretofore granted to Mills Music, Inc., a New York corporation, to the fullest extent that they now have the right to make such grant or may in the future acquire such right, exclusive publishing rights during all terms of copyright and all extensions or renewals thereof in any and all songs heretofore written in whole or in part by Irving Mills so that to the extent that such persons may have or may in the future acquire the right to make such grant, Mills Music, Inc., a New York corporation, shall have the right to publish all such songs on the same terms and conditions as now apply to the publishing of songs by Irving Mills on currently prevailing terms in the industry.

            No such person makes any representation or warranty that he or she has any power to grant rights in any such song except that each such person represents and warrants that he or she has not granted any publishing rights in any such song to any person other than Mills, Music, Inc. a New York corporation.

            Each of the undersigned will hereafter promptly on request from Mills Music, Inc., a New York corporation, execute and deliver to such corporation such further documents as Mills Music, Inc., a New York corporation, may reasonably request to evidence such grant of publishing rights to Mills Music, Inc., a New York corporation.
_____________________________          __________________________________
        ROBERT MILLS                            IRVING  MILLS

_____________________________          __________________________________
        SIDNEY MILLS                            BESSIE MILLS

_____________________________          __________________________________
        BEATRICE MYROW                          PAUL MILLS

_____________________________          __________________________________
        FLORENCE SEITZ                          RICHARD J. MILLS

                                                                       EXHIBIT 5
                                                                December 5, 1964

            The undersigned hereby resign effective immediately as directors of each of the corporations and/or entities listed below in which they now hold any such positions:

                    American Academy of Music, Inc.
                    Ranger Music, Inc.
                    Gotham Music Service, Inc.
                    The B. F. Wood Music Company, Inc.
                    Pampa Music Publishing Association, Inc.
                    American Recording Artists, Inc.
                    Ankerford Music Corp.
                    Mills Music of Canada, Ltd.
                    Mills Music Limited (England)
                    B.F. Wood, Ltd.
                    Mills France
                    Mills Germany
                    Mills Mexico
                    Mills Brazil
                    Mills Holland
                    Mills Belgium
                    Paradise Music, Ltd.

                                    _____________________________
                                            Jack Mills

                                    _____________________________
                                           Irving Mills

                                    _____________________________
                                          Samuel J. Buzzell

                                                                       EXHIBIT 6

                         PLAN OF COMPLETE LIQUIDATION

                                       of

                                MILLS MUSIC, INC.

                            (A New York Corporation)

            The following Plan of Complete Liquidation (the "Plan") of MILLS MUSIC, INC. (the "Corporation") shall be effective upon its approval by the Stockholders of the Corporation:

                  1. The Corporation will not engage in any business activities except those necessary to preserve and realize the values of its properties and to wind up its affairs and to distribute its assets in accordance with the Plan. The directors and at the pleasure of the directors, the officers, will continue in office solely for these purposes.

                  2. All known or ascertainable liabilities of the Corporation shall be promptly paid or provided for. There shall also be set aside in cash a reserve fund in an amount estimated by the directors to be reasonably necessary for the payment of all claims, liabilities and expenses (including expenses of the liquidation and distribution of assets).

                  3. As promptly as practicable thereafter (but in no event
            later than one year from the date of adoption of this Plan by the stockholders), all the assets of the Corporation (including the proceeds of sale of any assets hereafter sold by the Corporation), less any assets retained to meet claims, shall be distributed, in one distribution or in several partial distributions, to the stockholders in complete liquidation of the Corporation, upon the surrender by the stockholders of their certificates representing the Capital Stock of the Corporation. Each stockholder shall receive, in such complete liquidation, the proportion of such proceeds to which he is entitled under the laws of the State of New York.

                  4. At such time as the directors of the Corporation may
            determine that all liabilities of the Corporation whatsoever have been paid or otherwise provided for and that there is no further need for the retention of any assets to meet claims, the directors may distribute any amount remaining to the stockholders pro rata.

                  5. Within thirty (30) days after this plan becomes effective, the officers shall file a United States Treasury Form 966 pursuant to Section 6043 of the Internal Revenue Code of 1954.

                  6. The directors and, subject to the direction of the
            directors, the officers of the Corporation, shall perform all such acts as they may consider necessary or appropriate to carry out the provisions of this Plan and to accomplish the dissolution and liquidation of the Corporation, including, without limitation, the execution and filing with the Secretary of State of the State of New York a Certificate of Dissolution of the Corporation pursuant to Article 10 of the Business Corporation Law of New York.

STATE OF NEW YORK  )
                   :  ss.:
COUNTY OF NEW YORK )

                  SAMUEL J. BUZZELL, being duly sworn, deposes and says:

            That he is the Secretary of MILLS MUSIC, INC. (the "Corporation"), a corporation duly formed under the laws of the State of New York; and that the foregoing is a true and correct copy of the Plan of Complete Liquidation of the Corporation, adopted, subject to approval by the stockholders of the Corporation, at a special meeting of the Board of Directors of the Corporation held on December 5, 1964 at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 575 Madison Avenue, New York, New York 10022, and approved by the unanimous vote of the holders of all the capital stock of the Corporation, at a special meeting of the stockholders of the Corporation held on December 5, 1964 at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 575 Madison Avenue, New York, New York 10022.

            WITNESS my hand and the seal of the Corporation this 5th day of December, 1964.

                                      ___________________________________

[Seal]

Subscribed and sworn to before
me this 5th day of December, 1964

_________________________________
           Notary Public

                                                                       EXHIBIT 7

            Jack Mills, Irving Mills and Samuel J. Buzzell are directors of Mills Music, Inc., a New York corporation, and of all the Affiliated Companies in the United States, Canada and England. The additional officers and directors are as follows: Each of

Mills Music, Ltd:
Paradise Music, Ltd.
B. F. Wood, Ltd.

       Managing Director:                 Cyril Gee

       Secretary:                         John Alfred Crease Barradde

       Alternate Director:                Walter Frederick Lyons

Mills Prance:

       Managing Director:                 Gerard Tournier

Mills Germany:

       Managing Director:                 Rolf Budde

Mills Brazil:

       Managing Director:                 Enrique Levendiger

Mills Holland:

       Managing Director:                 Designees of Les Editions
                                          International Basart N.V.

Mills Mexico:

       Managing Director:                 Designee of Corporation
                                          Artistica Musical Produiciones
                                          y Ediciones Internacional

                                                              EXHIBIT 7 - Page 2

B. F. Wood Music Company, Inc.
Gotham Music Service, Inc.
Ranger Music, Inc.

       Assistant Treasurer:               Louis Schwartz

American Academy of Music
Pampa Music Publishing Association,Inc.

       Assistant Treasurer:               William Mittler

                                                                       Exhibit 8

            1. Action in the United States Court of Appeals for the Second Circuit entitled Clarence Muse and Mills Music, Inc. v. Robert Mellin, Robert Music Corporation, Sherwin Music, Inc. and American Society of Composers, Authors and Publishers.

            2. Action in the U. S. District Court for the Southern District of New York (Index No. 63 Civ 1713) Otis Rene d/b/a Excelsior Publications and Leon Rene d/b/a Leon Rene Publications v. Mills Music, Inc.

            3. Action in the Supreme Court, State of New York, County of New York (Index No. 28291/61) Rita Puccini v. Mills Music, Inc. - Mills Music, Inc.
v. Dante Del Fiorentino.

            4. Claim by the American Guild of Authors and Composers for improper accounting with respect to certain mechanical income relative to commission of Harry Fox.

            5. Claim by Emil Hild against Mills Music, Inc. for breach of contract.

                                                                       EXHIBIT 9

                                               Aggregate
 Corporation                                   Dividends
 -----------                                   ---------
Mills Music, Inc., a New York corporation      $  10,000

The B. F. Music Company, Inc.                      5,000

Gotham Music Service, Inc.                         5,000

American Academy of Music, Inc.                    5,000

Mills Music of Canada, Ltd.                        8,750
                                               ---------
                                   Total       $  33,750
                                               =========

            In addition the companies have continued past practices of paying salaries, legal fees, royalties and bonuses and premiums on certain life insurance policies owned by employees, and past practices of reimbursing business expenses and paying business expense allowances, and making payments for major medical and hospitalization insurance and other employee benefits, and have paid additional dividends not in excess of the aggregate amount of $33,000.

                                                                      EXHIBIT 10

                                                                December 5, 1964

The Marine Midland Trust Company
  of New York
Corporate Trust Department
120 Broadway
New York, New York

Attention: Frank C. Straat

Dear Sirs:

      The undersigned, Jack Mills, Irving Mills, and Samuel J. Buzzell (the "Stockholders") will upon the sale, redemption or other disposition of a part or all of their stock in Mills Music, Inc., a New York corporation, cause to be delivered to you so much of the proceeds, in cash or by certified check, which any of them receive from such sale, redemption or other disposition, as shall not exceed, in the case of Jack Mills, $225,000, in the case of Irving Mills, $225,000, and in the case of Samuel J. Buzzell, $50,000 (which sum aggregating a maximum of $500,000, together with any income thereon and less any distributions made therefrom is herein referred to as the "Escrow Fund") to be held by you in escrow on the terms and conditions set forth in this letter. Such funds are to be held by you as collateral to secure any obligation which the undersigned Stockholders may have from time to time to Mills Music, Inc., a Delaware corporation ("New Mills") as a result of any breach of representations, warranties or agreements contained in a letter dated December 5, 1964, to New Mills from the Stockholders (the "Letter Agreement").

      The terms on which such Escrow Fund is to be held

                                                                              2.

by you are as follows:

      1. (a) It is intended that New Mills shall have a first lien upon the Escrow Fund held by you from time to time in the amount of any claim it may have against the Stockholders under the Letter Agreement, and any claims of any third party against such fund shall be subordinated to such rights of New Mills.

            (b) While you may commingle the funds constituting the Escrow Fund, it is nevertheless understood that the fund delivered to you by or on behalf of any one of the Stockholders constitutes security only for his obligations to New Mills under the Letter Agreement and you shall, accordingly, maintain records indicating the amount of the Escrow Fund that at any time is attributable to each of the Stockholders individually, such amounts being for these purposes accounts held by you for the respective Stockholder. In the case of each of the three stockholders, such accounts, as they may in your records from time to time be constituted, shall be known respectively as the "Jack Mills Account", the "Irving Mills Account" and the "Buzzell Account."

            (c) The lien of New Mills with respect to the Escrow Fund, in the event of any liability of the Stockholders secured by such fund, shall be limited as follows:

                  (1) In the event of liability on the part of all three Stockholders, to the extent that such lien shall exist, the respective Stockholder accounts shall be subject thereto only up to the following percentage of the total dollar amount of such liability: The Irving Mills Account 45%, the

                                                                              3.

Jack Mills Account 45%, the Buzzell Account 10%;

                  (2) In the event of liability on the part only of two of the three Stockholders, to the extent that any such lien shall exist (i) the account of the third Stockholder shall not be subject thereto, (ii) if the two stockholders who are so liable shall be Jack Mills and Irving Mills, then the. Jack Mills Account and the Irving Mills Account shall each be subject to such lien to the extent of 50% of the total amount of such liability, (iii) if the two Stockholders who are so liable shall be Samuel Buzzell and either Irving Mills or Jack Mills, then the Buzzell Account shall be subject to such lien only up to 18.18% of such liability and the Irving Mills Account or the Jack Mills Account as the case may be shall be subject to such lien only up to 81.82% of such liability.

                  (3) In the event of liability on the part of only one of the three Stockholders, to the extent that any such lien shall exist, only the account of such Stockholder shall be subject thereto.

                  (4) To the extent that any of the Stockholders' accounts shall not be subject to the lien of New Mills pursuant to the preceding : subparagraphs of this subparagraph (c), that portion of the Escrow Fund shall be free of any lien and shall be distributed to such Stockholder or Stockholders, subject to any limitation on distribution set

                                                                              4.

set forth in the provisions of paragraph 2 hereof.

      2. No distribution or payment shall be made from the Escrow Fund to any person except as follows:

            (a) Net income and net realized profits over and above realized and unrealized losses shall be distributed periodically to the Stockholders. All determinations of income, profits, losses and net worth of the Escrow Fund shall be made by the escrow agent and such determinations shall be conclusive and binding. Each stockholder shall receive that portion of such income and profits as bears the same proportion to the whole thereof as the amount then constituting that Stockholder's account bears to the entire Escrow Fund after deduction of such income and profits.

            (b) In addition to the distributions provided under subparagraphs 2
(a), (c), (d) and (e) distributions shall be made at any time upon written instructions in form satisfactory to New Mills, you and your counsel executed by New Mills and by all of the Stockholders or authorized representatives or successors in interest of such parties or as directed by a court of competent jurisdiction.

            (c) On the first anniversary of the date of this agreement distribution shall be made to each of the Stockholders of an amount equal to one-half of the amount then constituting that Stockholder's account less the aggregate maximum liabilities asserted against that Stockholder as stated in claim letters described in paragraph 3 below; provided, however, that New Mills is concerned with regard to possible Federal Income and State Franchise Taxes, and it is

                                                                              5.

understood that the distribution provided for in this subparagraph (c) shall not be made prior to eighteen months after the date hereof unless Federal Income Tax audits of all years of Old Mills and of the affiliated companies incorporated in the United States to and including December 31, 1963, shall have been completed.

            (d) On the second anniversary date of this agreement distribution shall be made to the Stockholders of the entire Escrow Fund in excess of the aggregate maximum Liabilities of the Stockholders stated in claim letters described in paragraph 3 by distributing to each Stockholder an amount equal to the amount constituting that Stockholders' account less the aggregate maximum liabilities asserted against that Stockholder as stated in such claim letters.

            (e) From time to time after the second anniversary date there shall be distributed to each Stockholder that portion of the Escrow Fund which shall then be equal to so much of that Stockholder's account, as then constituted, as shall be in excess of the maximum amount of not finally determined liabilities asserted against that Stockholder as stated in claim letters described in paragraph 3 ("Not Finally Determined Liabilities"). Not Finally Determined Liabilities are liabilities in favor of New Mills and against one or more of the Stockholders which are stated in claim letters described in paragraph 3, the disposition of which has not been finally determined by settlement between New Mills and such Stockholder or Stockholders, consent of such Stockholder or Stockholders or adjudication between New Mills and such Stockholder or Stockholders by a court of

                                                                              6.

competent Jurisdiction without any further rights to appeal or apply for certiorari. New Mills will proceed with due diligence to secure the final determination of Not Finally Determined Liabilities.

            (f) If the Escrow Fund at the time of any distribution to any of the Stockholders shall consist in whole or in part of assets other than cash, each such asset shall be distributed proportionately to the Stockholders.

      3. If at any time that any portion of the Escrow Fund is retained by you, New Mills shall in good faith have cause to believe that it has a claim against one or more of the Stockholders based upon a good faith allegation of breach of a warranty contained in or an agreement granted in the Letter Agreement, New Mills shall give to you and to each of the Stockholders written notice ("claim letters') stating in reasonable detail to the extent known to New Mills the grounds for the alleged breach and the maximum amount of possible liability asserted against each of the Stockholders on account thereof and any Stockholder shall have the right to deny or defend or otherwise determine the same at his own expense. Neither action taken by any of the Stockholders by way of denial or defense nor any failure of any Stockholder to take any such action shall be deemed an admission by the Stockholder, or any of them, of any liability or of any right of New Mills with respect to the Escrow Fund.

                                                                              7.

      4. If any action, claim or proceeding is asserted that might result in a liability for which it is claimed that the Stockholders or any of them would be liable and with respect to which a lien against the Escrow Fund may be claimed, New Mills will promptly give the Stockholders written notice thereof, and the Stockholders, or any of them, shall have the right to participate, with counsel of their own choice and at their own expense, in the defense of any such action, claim or proceeding. Participation or a failure to participate in the defense of any such action, claim or proceeding shall not be deemed an admission by the Stockholders, or any of them, of any liability or of any rights by New Mills with respect to the Escrow Fund.

      5. So long as the Escrow Fund or any portion thereof is retained by you as Escrow Agent, such fund shall be invested by you in such manner as may be directed by the Stockholders, or their authorized representatives acting jointly; provided that unless an investment is also first approved in writing by New Mills, no investment shall be made in any property other than (i) obligations permitted to fiduciaries under the laws of the State of New York, or
(ii) securities listed on the New York or American Stock Exchanges.

      6. So long as any portion of the Escrow Fund is retained by you, you shall render quarterly statements to each of the Stockholders and to New Mills setting forth in detail all transactions which have taken place on behalf of the Escrow

                                                                              8.

Fund since the last previous statement, and setting forth the assets of the Escrow Fund as of the close of such quarter.

      7. For ordinary services hereunder, you shall receive $500.00, plus out-of-pocket expenses including the fees of your counsel, payable equally by the Stockholders and New Mills. For purposes of this paragraph 7 the obligations of the Stockholders shall be in the following proportions:

Jack Mills                45%
Irving Mills              45%
Samuel J. Buzzell         10%

      8. Your duties and obligations hereunder shall be determined solely by the express provisions of this agreement, it being specifically understood that the following provisions are accepted by all parties hereto:

            (a) You shall not be liable to anyone whatsoever by reason of any error of judgment or for any act done or step taken or omitted by you in good faith or for any mistake of fact or law or for anything which you may do or refrain from doing in connection herewith unless caused by or arising out of your own gross negligence or wilful misconduct. The Stockholders and New Mills shall, jointly and severally, indemnify and hold you harmless from any and all liability and expense which may arise out of any action taken or omitted by you as escrow agent in accordance with this agreement, as the same may be amended, modified or supplemented, except such liability and expense as may result from your own gross negligence or wilful misconduct.

            (b) You shall be entitled to rely and shall be protected in acting in reliance upon any instructions or directions

                                                                              9.

furnished to you in writing by the Stockholders or New Mills pursuant to any provision of this agreement and shall be entitled to treat as genuine and as the document it purports to be, any letter, paper or other document furnished to you by any of the Stockholders or New Mills pursuant to any provision of this agreement. You may rely and shall be protected in acting or refraining from acting, as the case may be, in accordance with any resolution, certificate, statement, report, notice, order, letter, telegram, cablegram or other paper or document believed by you to be genuine and to have been signed and presented by the proper party or parties.

            (c) You may consult with legal counsel or certified public accountants in the event of any dispute or question as to the construction of any of the provisions hereof or your duties hereunder and any written opinion of counsel or firm of independent public accountants shall be full and complete authorization and protection in respect of any action taken or suffered by you hereunder in good faith and in accordance with such opinion of counsel or independent public accountants.

            (d) In the event of any disagreement between any of the parties to this agreement or between them or any of them and any other person resulting in adverse claims and demands being made in connection with or for the Escrow Fund, you shall be entitled, at your option, to refuse to comply with any claims or demands on you as long as such disagreement shall continue and in so refusing you may make no delivery or other disposition of any of the Escrow Fund, and in so doing you shall not be or become

                                                                             10.

liable in any way or to any person for your failure or refusal to comply with such contradictory or adverse demands. You shall be entitled to continue so to refrain from acting and so to refuse to act until either (i) the right of adverse claimants shall have been finally adjudicated in a court assuming and having jurisdiction of the Escrow Fund or (ii) all differences I shall have been adjusted by agreement and you shall have been notified thereof in writing as herein provided.

            (e) Nothing in this paragraph 8 shall preclude you from instituting an appropriate action either for interpleader, declaratory relief or otherwise in a New York court of competent jurisdiction, state or federal, but you shall not be under any obligation to institute any such suit, or to take any proceedings or in any way to defend any such suit or proceeding instituted by reason of your having custody of the Escrow Fund until such time as you shall be indemnified to your satisfaction against all costs, expenses, outlays, reasonable counsel fees and other disbursements and against all possible claims for damages for which you may become liable or responsible.

            (f) Any liability of the Stockholders and New Mills to the escrow agent under this paragraph 8 shall as between the Stockholders and New Mills be in the proportions set forth below:

New Mills                               50%
Jack Mills                          22-1/2%
Irving Mills                        22-1/2%
Samuel J. Buzzell                        5%

                                                                             11.

Nothing in this paragraph 8 shall be deemed to deny any rights for contribution or reimbursement which New Mills or any of the Stockholders may have against one another.

      9. Any notices to be given hereunder shall be in writing and delivered by hand or sent by registered or certified mail, return receipt requested, and shall be deemed given twenty-four (24) hours after being deposited in the United States Mail - air mail if mailed more than 500 miles from the address to which sent. Any such notices shall be sent to:

                  Mills Music Inc., a Delaware corporation
                  c/o Utilities & Industries Management Corp.
                  425 Park Avenue
                  New York, New York   10022

                  Jack Mills and Irving Mills
                  c/o Max Fink, Esq.
                  617 South Olive
                  Los Angeles 4, California
                            and
                  c/o Murry C. Becker, Esq.
                  41 East 42nd Street
                  New York, New York   10017

                  Samuel J. Buzzell, Esq.
                  460 Park Avenue
                  New York, New York 10022

                  The Marine Midland Trust Company of New York
                  Corporate Trust Department
                  120 Broadway
                  New York, New York 10005

or to such other address as any such person may designate by notice given pursuant to this agreement.

      10. This agreement has been delivered in the State of New York. The parties agree that it is a New York contract and all of its provisions shall be construed under New York law. This agreement shall bind and benefit the parties hereto, their respective

                                                                             12.

heirs, next of kind, legal representatives, successors and assigns.

      11. This agreement may be executed in several counterparts, all of which, taken together, shall constitute the agreement of the parties.

                                          Very truly yours,

                                          _____________________________________
                                                        Jack Mills

                                          ______________________________________
                                                        Irving Mills

                                          ______________________________________
                                                        Samuel J. Buzzell

ACCEPTED AND AGREED TO:

THE MARINE MIDLAND TRUST
    COMPANY OF NEW YORK

By______________________________

MILLS MUSIC, INC.,
a Delaware corporation

By______________________________

                                                                       EXHIBIT E

                         LETTERHEAD OF SAMUEL J. BUZZELL

                                                                December 5, 1964

Mills Music, Inc., a Delaware Corporation
c/o Utilities & Industries Corporation
425 Park Avenue
New York, New York

Dear Sirs:

      I am general counsel to Mills Music, Inc., a New York corporation, and all affiliated companies, including American Academy of Music, Inc., Ranger Music Inc., Gotham Music Service, Inc., The B. F. Wood Music Company Inc., Pampa Music Publishing Association Inc., American Recording Artists Inc., Ankerford Music Corp., and I am United States counsel for Mills Music of Canada, Ltd., Mills Music, Limited (England), B. F. Wood, Ltd., Paradise Music, Ltd., Mills France, Mills Germany, Mills Mexico, Mills Brazil, Mills Holland and Mills Belgium. I am familiar with the affairs of all such corporations and have reviewed the records of such corporations to the extent deemed necessary by me to render the following opinion. With respect to Jurisdiction outside the United States, my opinion is given solely in reliance upon opinions of counsel in the appropriate Jurisdiction.

      It is my opinion that:

      1. Each of the foregoing corporations is duly incorporated and in good standing in its state or country of incorporation.

      2. Exhibit 1 to a letter of December 5, 1964 (the "Letter Agreement") from Jack Mills, Irving Mills and the undersigned to Mills Music, Inc., a Delaware corporation, is an accurate and complete statement of the outstanding securities of such corporations and accurately reflects the ownership of such securities as set forth on the corporations' records. All of the securities there shown as outstanding are properly issued, fully paid and non-assessable.

      3. Exhibit 7 to the Letter Agreement is an accurate and complete statement of the officers and directors of such corporations.

                                                     Very truly yours,

                                                     Samuel J. Buzzell

                                                                       EXHIBIT F

                            ASSUMPTION OF LIABILITIES

      KNOW ALL MEN BY THESE PRESENTS, that MILLS MUSIC, INC., a corporation of the State of Delaware ("New Mills"), for and in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, lawful money of the United States, to New Mills, in hand paid, at or before the ensealing and delivery of these presents, by MILLS MUSIC, INC., a corporation of the State of New York ("Old Mills"), from and after the date hereof hereby assumes and agrees to pay, perform and discharge all liabilities and obligations of Old Mills from the date of the beginning of the world to this date, known or unknown, whether accrued, absolute, contingent or otherwise, including all income, franchise and other tax liabilities.

      IN WITNESS WHEREOF, New Mills has caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed the 5th day of December, 1964.

                                                  MILL MUSIC, INC.,
                                                  a Delaware corporation

                                                  By___________________________
ATTEST:

__________________________

STATE OF NEW YORK    )
                     )     ss.:
COUNTY OF NEW YORK   )

      BE IT REMEMBERED, that on this 5th day of December, in the year One Thousand Nine Hundred and Sixty-Four, before me, the subscriber, a Notary Public personally appeared Bernard D. Fischman who, being by me duly sworn on his oath, doth depose and make proof to my satisfaction, that he is the Secretary of Mills Music, Inc., a Delaware corporation, the buyer named in the within instrument; that Richard L. Rosenthal is the President of said corporation; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the board of directors of said corporation; that deponent well knows the corporate seal of said corporation; and the seal affixed to said Instrument is such corporate seal and was thereto affixed and said Instrument signed and delivered by said President, as and for his voluntary act and deed and as and for the voluntary act and deed of said corporation, in presence of deponent, who thereupon subscribed his name thereto as witness.

Sworn to and subscribed                                 ________________________
before me, at New York, New York,                              Secretary
the date aforesaid.


_______________________